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                                                                   EX-99.A5(d)


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
                    MODIFICATION RIDER

                    This endorsement is a part of the base policy
                    whose number is shown below. If not shown
                    below, the Rider Data is shown on the Policy
                    Data Page.
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RIDER DATA          BASE POLICY NUMBER
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                    The Conversion Right section of the General         tions of the base policy are unchanged. This
                    Provisions of this policy is changed to read        rider is attached to and forms a part of the
                    as shown below. All other terms and condit-         base policy at its issue date.
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CONVERSION RIGHT    During the first two policy years, you may          increase, a net amount at risk which equals
                    "convert" this policy to any fixed benefit          the Face Amount increase on the effective
                    whole life insurance policy issued by us in the     date of the conversion less the Accumulation
                    state of Connecticut. Also, during the first        Value on that date which is considered to be
                    24 months following the effective date of a         part of the Face Amount increase.
                    Face Amount increase, you may "convert" the
                    Face Amount increase of this policy to any          The conversion will be made upon the fol-
                    fixed benefit whole life insurance policy is-       lowing:
                    sued by us in the state of Connecticut. The
                    new policy will be issued for the insured           1.
                    without proof of insurability. The premium          We must receive a written conversion re-
                    class for the new policy will be the same as        quest.
                    the premium class for this policy. If the entire
                    policy is being converted, the date of the new      2.
                    policy will be the Policy Date of this policy.      If this entire policy is being converted, this
                    If a Face Amount increase is being converted,       policy must be surrendered to us.
                    the date of the new policy will be the effec-
                    tive date of the Face Amount increase.              3.
                                                                        The conversion must be made while this pol-
                    The death benefit of the new policy will be,        icy is in force.
                    at your option, either:
                                                                        4.
                    1.                                                  If this entire policy is being converted, you
                    A death benefit which is equal to the Death         must repay any outstanding Loan Amount.
                    Benefit of this policy on the effective date of
                    the conversion, or in the case of a Face            5.
                    Amount increase, a death benefit equal to the       If this entire policy is being converted, the
                    increase in Face Amount; or                         effective date of the conversion will be the
                                                                        date on which we receive both your written
                    2.                                                  conversion request and this policy. If you are
                    A net amount at risk which equals the Death         converting a Face Amount increase, the ef-
                    Benefit of this policy on the effective date of     fective date of the conversion will be the date
                    the conversion, less the Accumulation Value         on which we receive your written conversion
                    on that date, or in the case of a Face Amount       request.
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LOGO                NORTHWESTERN NATIONAL LIFE INSURANCE                Executed at our
                    COMPANY                                             Home Office
                                                                        ---------------------------------------------
                    Box 20                                              John H. Flittie                President
                    Minneapolis                                         ---------------------------------------------
                    Minnesota 55440                                     /s/ John H. Flittie
                                                                        ---------------------------------------------
                                                                        Royce N. Sanner                Secretary
                                                                        ---------------------------------------------
                                                                        /s/ Royce N. Sanner
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     85-183                                                                                               1
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